UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
__________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 23, 2024
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HPS CORPORATE LENDING FUND
(Exact name of Registrant as specified in Its Charter)
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Delaware	814-01431	87-6391045
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

40 West 57th Street, 33rd Floor New York, New York		10019
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (212) 287-6767
Not Applicable
(Former name or former address, if changed since last report)
__________________
Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02 - Unregistered Sale of Equity Securities.
On October 1, 2024, HPS Corporate Lending Fund (the “Fund”) sold unregistered Class I common shares of beneficial interest (with the final number of shares being determined on October 23, 2024) to feeder vehicles primarily created to hold the Fund’s Class I shares. The offer and sale of these Class I shares was exempt from the registration provisions of the Securities Act of 1933, as amended, pursuant to Section 4(a)(2) and/or Regulation S thereunder (the “Private Offering”). The following table details the shares sold:

Date of Unregistered Sale	Amount of Class I Common Shares	Consideration
On October 1, 2024 (number of shares finalized on October 23, 2024)	79,401	$2,029,500

Item 7.01. Regulation FD Disclosure.

October 2024 Distributions
On October 23, 2024, the Fund declared regular and variable supplemental distributions for each class of its common shares of beneficial interest (the “Shares”) in the amounts per share set forth below:

	Gross Distribution	Shareholder Servicing and/or Distribution Fee	Net Distribution - Regular	Variable Supplemental Distribution	Net Distribution - Total
Class I Common Shares	$0.1600	$—	$0.1600	$0.0550	$0.2150
Class D Common Shares	$0.1600	$0.0054	$0.1546	$0.0550	$0.2096
Class F Common Shares	$0.1600	$0.0108	$0.1492	$0.0550	$0.2042
Class S Common Shares	$0.1600	$0.0184	$0.1416	$0.0550	$0.1966
The regular and variable supplemental distributions for each class of Shares are payable to shareholders of record as of October 31, 2024 and will be paid on or about November 29, 2024.
These distributions will be paid in cash or reinvested in additional Shares for shareholders participating in the Fund’s distribution reinvestment plan.
Item 8.01. Other Events.
Net Asset Value

The net asset value (“NAV”) per share for each class of the Fund as of September 30, 2024, as determined in accordance with the Fund’s valuation policy, is set forth below.

NAV per share as of September 30, 2024
Class I Common Shares	$25.56
Class D Common Shares	$25.56
Class F Common Shares	$25.56
Class S Common Shares	$25.56

As of September 30, 2024, the Fund’s aggregate NAV was $7,887.4 million, the fair value of its investment portfolio was $12,966.7 million and it had principal debt outstanding of $5,533.4 million, resulting in a debt-to-equity ratio of approximately 0.70 times.

Status of Offering
The Fund is currently publicly offering on a continuous basis up to $15.0 billion in Shares (the “Offering”). Additionally, the Fund has sold unregistered shares as part of the Private Offering. The following table lists the Shares issued and total consideration for both the Offering and the Private Offering as of the date of this filing (through the October 1, 2024 subscription date). The Fund intends to continue selling Shares in the Offering and the Private Offering on a monthly basis.

	Common Shares Issued	Total Consideration
Offering:
Class I Common Shares	91,474,878	$2.3	billion
Class D Common Shares	41,949,534	1.0	billion
Class F Common Shares	168,349,465	4.2	billion
Class S Common Shares	13,168,880	0.3	billion
Private Offering:
Class I Common Shares(1)	395,141	—	billion
Class D Common Shares	—	—
Class F Common Shares	—	—
Class S Common Shares	—	—
Total Offering and Private Offering*	315,337,898	$7.9	billion
*Amounts may not sum due to rounding.

(1) Total consideration for Class I Common Shares sold under the Private Offering as of October 1, 2024 was approximately $10.1 million.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HPS CORPORATE LENDING FUND

Date: October 24, 2024	By:	/s/ Robert Busch
	Name:	Robert Busch
	Title:	Chief Financial Officer and Principal Accounting Officer